SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2001

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                         COMMISSION FILE NUMBER 0-26476

NEVADA                                GLYCOGENESYS, INC.         33-0231238
(State of other jurisdiction of (Exact name of registrant as  (I.R.S. Employer
incorporation or organization)  specified in its charter)    Identification No.)

        31 St. James Avenue, Boston, Massachusetts              02116
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         (Address of principal executive officers)          (Zip Code)

        Registrant's telephone number, including area code (617) 422-0674
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On December 21, 2001, GlycoGenesys, Inc. (the "Company") issued a press release announcing it had closed a private financing to institutional and accredited investors for net proceeds of $5.3 million through the issuance of 4,205,735 shares of common stock and warrants to purchase 168,231 shares at $.01 per share and warrants to purchase 2,102,872 shares at an average weighted price per share of $1.86 per share, exercisable for a period of five years.

         A copy of the press release issued by the Company is attached hereto as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number                              Description
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     99.1           Press Release dated December 21, 2001 issued by the Company.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 21, 2001              By: /s/ Bradley J. Carver
                                           -------------------------------------
                                           Bradley J. Carver
                                           President and Chief Executive Officer